Revised as of September 27, 2002                                     Exhibit 3.2
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                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                     BY-LAWS

                                    ARTICLE I
                                  STOCKHOLDERS

     Section 1. Annual Meetings. An annual meeting of stockholders shall be held to elect directors and transact any other business properly brought before the meeting. The Board of Directors shall designate the date, time and place of the meeting.

     Section 2. Special Meetings. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board, or a Vice Chairman of the Board for any proper purpose or purposes. The Board of Directors or the officer calling the meeting shall designate the date, time and place of the meeting. Only the business stated in the meeting notice shall be conducted at a special meeting.

     Section 3. Notice of Meeting. The Secretary shall give written notice of an annual or special meeting to stockholders of record entitled to vote at the meeting. The notice shall be directed to the stockholder's address as it appears on the Corporation's records and shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the notice shall be given not less than ten nor more than sixty days before the date of the meeting.

     When a meeting of stockholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting any business may be transacted which may have been transacted at the original meeting.

     Section 4. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless a larger number shall be required by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, the holders of a majority of the shares so present may adjourn the meeting from time to time as provided in Section 3 of this Article, until a quorum is obtained.

     Section 5. Qualifications to Vote. Only stockholders whose shares are registered in their names on the Corporation's stock transfer records at the close of business on the record date fixed in accordance with Article V of these By-Laws for a stockholders meeting shall be entitled to vote at such meeting. The Secretary shall prepare at least ten days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be available for inspection by stockholders during ordinary business hours, for any purpose germane to the meeting, for at least ten days before the meeting. The list shall be available at the meeting site or at another place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. The list shall be available for inspection at the meeting site during the meeting.

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     Section 6.     Organization.  The Chairman of the Board or, in his absence, a Vice Chairman of the Board shall preside over stockholder meetings. In the absence of those individuals, the stockholders present at the meeting shall elect a person to preside as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of stockholders. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 7. Voting. Except as otherwise provided by law or the Certificate of Incorporation, a stockholder entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock registered in the stockholder's name on the Corporation's stock transfer records at the close of business on the record date established for the meeting. Directors shall be elected by a plurality of the votes cast at the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, any other matter shall be decided by the affirmative vote of the holders of a majority of the total number of shares of stock present in person or represented by proxy and entitled to vote on such matter. The vote for Directors and, upon the demand of any stockholder, the vote upon any other matter before the meeting, shall be by ballot. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 8. Inspectors. At each meeting of stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two or more Inspectors. Such Inspectors shall be appointed by the Board of Directors before the meeting or, if no such appointment shall have been made, then by the presiding officer at the meeting. If, for any reason, any of the Inspectors previously appointed shall fail to attend, or refuse or be unable to serve, Inspectors in place of any so failing to attend, or refusing or unable to attend, shall be appointed in like manner.

     Section 9. Procedures Governing Business of Meetings of Stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event that not less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or


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such public disclosure was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and
(d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 9. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 10. Notice of Stockholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as Directors by the stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event that not less than one hundred
(100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to


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such person that is required to be  disclosed  in  solicitations  of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 11. Action by Consent. (a) Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of subsections (b), (c), (d) and (e) of this Section 11, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as provided in this Section 11. Prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated written consent received by the Corporation in accordance with this Section 11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in this Section 11.

     (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall fix a record date. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable, but in any event not more than 10 days following the date of receipt of such a request. At such meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Notice of the record date shall be published in accordance with the


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rules and policies of the principal stock exchange in the United States on which securities of the Corporation are then listed. If no record date has been so fixed by the Board of Directors pursuant to this Section 11 or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to this Section 11. If no record date has been fixed by the Board of Directors following observance of the procedures described in this Section 11 and prior action by the Board of Directors is
required  by  the  Delaware  General   Corporation  Law,  the  record  date  for
determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (d) In the event of the delivery to the Corporation of a written consent or consents, in the manner provided in this Section 11, purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations and shall as promptly as practicable, engage nationally recognized independent Inspectors for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such Inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 11 has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 11 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     (e) For purposes of this Section 11, delivery to the Corporation shall be effected by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section 1. Number and Term of Office. The number of Directors shall be fixed from time to time by the Board of Directors by resolution and the number so fixed shall constitute the whole Board of Directors. Directors need not be stockholders. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, Directors shall be elected by ballot at the annual meeting of stockholders and shall continue in office until the next annual meeting and until their successors shall have been elected and shall qualify. If the Board of Directors increases the number of Directors at any time or from time to time, the additional offices so created may be filled as vacancies by affirmative vote of a majority of the Directors in office at the time such increase becomes effective. The Directors elected to such additional offices shall serve until the next annual meeting of stockholders and until their successors have been elected and shall qualify.

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     Section 2.     Removal and Vacancies.  The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove any Director and fill the vacancy. Any vacancy not caused by such removal, and any vacancy caused by such removal and not filled by the stockholders at the meeting at which such removal shall have been made, may be filled by the affirmative vote of a majority of the Directors in office, although less than a quorum, when such vote is taken. The Director elected to fill the vacancy shall serve until the next annual meeting of stockholders and until his successor has been elected and shall qualify.

     Section 3. Meetings and Consents in Lieu of Meetings. Meetings of the Board of Directors shall be held on such dates, at such times and at such places within or without the State of Delaware as the Board by resolution may from time to time determine or as called by or at the order of the Chairman of the Board or a Vice Chairman of the Board or by one-third of the Directors then in office. The Secretary shall give notice of the date, time and place of each meeting by mailing the same at least two days before the meeting, to each Director, but such notice may be waived by any Director. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if each of the Directors consents thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.

     Section 4. Quorum. One-third of the whole Board of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. If at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. All Directors present at any meeting of the Board may be counted in determining the presence of a quorum for all purposes and for all matters before the meeting regardless of the interest a Director may have in any matter brought before the meeting.

     Section 5. Organization. At all meetings of the Board of Directors, the Chairman of the Board or, in his absence, a Vice Chairman of the Board shall preside. In the absence of the Chairman of the Board and a Vice Chairman of the Board, the Directors present shall appoint a Chairman of the meeting.

     Section 6. Compensation of Directors. Each Director not an officer or an employee of the Corporation shall be entitled to receive such compensation for his services as a director as the Board of Directors by resolution may from time to time determine. Each Director, whether or not an officer or employee of the Corporation, shall be entitled to reimbursement for all expenses incurred by him in attending any meeting of the Board of Directors. Such compensation and reimbursement for expenses shall be payable even though the meeting is adjourned because of the absence of a quorum.

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                                   ARTICLE III
                                   COMMITTEES

     Section 1. Committees. The Board of Directors, by a resolution passed by a majority of the whole Board, may create from time to time one or more committees to be constituted in such manner and to have such organization and powers as the Board of Directors in such resolution shall provide. All of the members of any such committee having any of the powers of the Board of Directors shall be Directors, and the members of any such committee not having any of the powers of the Board of Directors need not be Directors.

     Section 2. Alternate Members. The Board of Directors, by a resolution passed by a majority of the whole Board, may designate alternate members of any committee who shall possess the same qualifications for eligibility as regular members and who may replace any absent or disqualified member at any meeting of the committee in the order, if any, designated in the resolution appointing such alternate members.

     Section 3. Committee Proceedings. A quorum for transacting business by any committee shall be one-third of the number of members of the committee as then constituted, not including the number of alternate members, but the alternate members present at any meeting shall be counted for the purpose of determining if a quorum is present at the meeting. The vote of a majority of the members, including alternate members sitting as members, present at a meeting at which a quorum is present shall be the act of the committee. All members present at any meeting of a committee may be counted in determining the presence of a quorum for all purposes and for all matters before the meeting regardless of the interest a member may have in any matter brought before the meeting. Each of the committees may appoint a secretary of the committee, who need not be a Director. Each of the committees shall have power to fix the date, time and place of holding its meetings and the method of giving notice thereof and to adopt its own rules of procedure. Each of them shall keep minutes of all its meetings which shall be open to the inspection of any Director at any time.

     Section 4. Compensation. Each member of a committee, and each alternate member of a committee, who is not an officer or an employee of the Corporation shall be entitled to receive, for his services as a member or as an alternate member of such committee, compensation in such amounts as the Board of Directors by resolution may from time to time determine. Each member of a committee, and each alternate member of a committee, whether or not an officer or an employee of the Corporation, shall be entitled to reimbursement for all expenses incurred by him in attending any meeting of such committee.



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                                   ARTICLE IV
                                    OFFICERS

     Section 1. Officers. The executive officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer and a Secretary. Any number of offices may be held by the same person. All such officers shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. The Board of Directors may elect such other officers as they deem necessary, who shall have such authority and shall perform such duties as the Board of Directors from time to time prescribe. In its discretion, the Board of Directors may leave any office unfilled.

     Except as otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents and employees other than officers elected by the Board of Directors shall hold office at the discretion of the Committee or of the officers appointing them. Salaried officers shall devote their entire time, skill and energy to the business of the Corporation unless the contrary is expressly assented to by resolution of the Board of Directors.

     Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive and policy officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all the business and affairs of the Corporation. The Chairman shall (i) preside at all meetings of stockholders and of the Board of Directors,
(ii) from time to time secure information concerning the business and affairs of the Corporation and promptly communicate such information to the Board, (iii) communicate to the Board all matters presented by any officer for its consideration, and (iv) from time to time communicate to the officers such action of the Board of Directors as may affect the performance of their official duties.

     Section 3. Powers and Duties of the Vice Chairmen of the Board. Each Vice Chairman of the Board shall have such powers and perform such duties as may from time to time be assigned to such office by these By-Laws, the Board of Directors or the Chairman of the Board.

     Section 4. Powers and Duties of the President. The President shall have such powers and perform such duties as may from time to time be assigned to such office by these By-Laws, the Board of Directors or the Chairman of the Board.

     Section 5. Powers and Duties of the Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may from time to time be assigned to such office by these By-Laws, the Board of Directors or the Chairman of the Board.

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     Section 6.     Powers  and  Duties  of  the  Vice  Presidents.   Each  Vice
President shall have such powers and perform such duties as may from time to time be assigned to such office by these By-Laws, the Board of Directors or the Chairman of the Board.

     Section 7. Powers and Duties of the Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation, and shall perform such duties as from time to time may be assigned to such office by the Board of Directors or the Chairman of the Board.

     Section 8. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. When necessary or proper, the Treasurer may endorse or cause to be endorsed on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as may have been designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the funds and securities of the Corporation in his or her custody.

     Section 9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of stockholders in books to be kept for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation and may sign with any executive officer in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Corporation having the requisite authority and, when so ordered by the Board of Directors or such committee, shall affix the seal of the Corporation thereto. The Secretary shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any Director at the offices of the Corporation during business hours. The Secretary shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

     Section 10. Powers and Duties of Additional Officers. The Board of Directors or the Executive Committee may from time to time by resolution delegate to any Assistant Controller or Controllers, any Assistant Treasurer or Treasurers and/or any Assistant Secretary or Secretaries, elected by the Board, any of the powers or duties herein assigned to the Controller, the Treasurer or the Secretary, respectively.

     Section 11. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board may require.

     Section 12. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, any executive officer shall have full power and authority on behalf of the Corporation to attend, in person or by proxy, and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at or in connection with any such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

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     Section 13.    Compensation of Officers.  The officers shall be entitled to receive such compensation for their services as may be determined from time to time by the Board of Directors or, if the Board of Directors shall so authorize and direct, by a committee of the Board of Directors.

                                    ARTICLE V
                      CAPITAL STOCK -- SEAL -- FISCAL YEAR

     Section 1. Certificates for Shares. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board or a Vice Chairman of the Board and also by the Treasurer or an Assistant Treasurer and shall not be valid unless so signed. If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as though such person were such officer, transfer agent or registrar at the date of issue.

     All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered in the Corporation's books.

     Except as hereinafter provided, all certificates surrendered to the Corporation shall be canceled and no new certificates shall be issued until former certificates for the same number of shares of the same class shall have been surrendered and canceled.

     Section 2.     Replacing   Lost,  Stolen,   Destroyed  or  Escheated  Stock
Certificates. The Board of Directors or any officer to whom the Board of Directors has delegated authority, may authorize any transfer agent to issue at any time and from time to time until otherwise directed new stock certificates in the place of certificates previously issued by the Corporation, alleged to have been lost, stolen or destroyed, upon receipt by the transfer agent of (a) evidence of loss, theft or destruction (which may be the affidavit of the applicant), (b) an undertaking to indemnify the Corporation and any transfer agent and registrar of stock of the Corporation against claims that may be made against it or them on account of the lost, stolen or destroyed certificate or the issue of a new certificate, of such kind and in such amount (which may be either a fixed or open amount) as the Board of Directors or authorized officer or officers shall have authorized the transfer agent to accept, and (c) any other documents or instruments that the Board of Directors or an authorized officer may from time to time require.

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

     The Board of Directors or any officer to whom the Board of Directors has delegated authority, may authorize any transfer agent to issue at any time and from time to time until otherwise directed new stock certificates, in the place of certificates previously issued by the Corporation, representing shares of stock of the Corporation which, together with all unclaimed dividends thereon, are claimed and demanded by any State of the United States in accordance with its escheat laws regarding unclaimed or abandoned property.

     Section 3. Transfer of Shares. A stock transfer book shall be kept by the Corporation or by one or more agents appointed by it, in which the shares of the capital stock of the Corporation shall be transferred. Such shares shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for a like number of shares.

     Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     The Board of Directors may appoint one or more transfer agents and registrars of transfers and may require all stock certificates to bear the signature of one of the transfer agents and of one of the registrars of transfers so appointed.

     Section 5. Fixing of Record Dates. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent, which is the subject of Article 1, Section 11 of these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Dividends. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business. Subject to the provisions of the Certificate of Incorporation of the Corporation, the dividends on any class of stock of the Corporation, if declared, shall be payable on dates to be fixed by the Board of Directors. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

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     Section 7.     Corporate   Seal.  The Board of  Directors  shall  provide a
suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by the Treasurer, any Assistant Secretary or any Assistant Treasurer.

     Section 8. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

                                   ARTICLE VI
                         SIGNING OF CHECKS, NOTES, ETC.

     All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed by such officer or officers or employee or employees of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors or by any officer of the Corporation authorized by resolution of the Board of Directors to make such determinations.

                                   ARTICLE VII
                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.


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